                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported): December 15, 1997
                                                        -----------------




                                EKCO GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Delaware                          1-7484                       11-2167167
---------------                    ------------                 ----------------
(State or other                    (Commission                  (I.R.S. Employer
jurisdiction of                    File Number)                  Identification
 incorporation)                                                        No.)


            98 Spit Brook Road, Nashua, New Hampshire        03062
            ---------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (603) 888-1212
                                                           --------------

ITEM 5.  OTHER EVENTS.

      On December 15, 1997, EKCO Group, Inc. ("EKCO") entered into an agreement to acquire all the outstanding equity securities of APP Holding Corporation, the parent corporation and sole stockholder of Aspen Pet Products, Inc. ("Aspen"), a marketer of dog and cat supplies and accessories as well as other pet products. Under the terms of the agreement, EKCO will pay approximately $24.6 million in cash at closing and will refinance outstanding bank debt, which was approximately $10 million as of December 12, 1997. During the five years following the closing, if Aspen achieves certain predetermined financial results, EKCO will make additional annual payments to certain sellers. The acquisition is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and is expected to close in January 1998.

      For further information, reference is made to the press release attached hereto as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBIT

     99   Press Release dated December 16, 1997.

                                   SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             EKCO GROUP, INC.




Date: December 17, 1997                      /s/ Linda R. Millman
                                             ----------------------------------
                                             Linda R. Millman
                                             Associate General Counsel and
                                             Assistant Secretary

                                 EXHIBIT INDEX
                         TO THE EXHIBIT FILED HEREWITH






Exhibit
Number                        Exhibit Description
-------                       -------------------

99                Press Release dated December 16, 1997.